UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2008

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5955 T.G. Lee Boulevard, Suite 600, Orlando, FL 32822

(Address of Principal Executive Offices) (Zip Code)

(407) 428-2800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2008, Intellon Corporation (the “Company”) entered into an indemnification agreement with Walter D. Amaral as described below in Item 5.02 of this current report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director

On July 24, 2008, the Board of Directors (the “Board”) of the Company: (i) approved an increase in the size of the Board from six to seven directors; (ii) appointed Mr. Walter D. Amaral, effective immediately, to serve as a director of the Company to fill the newly created vacancy; and (iii) appointed Mr. Amaral, effective immediately, to serve on the Company’s audit committee. Mr. Amaral was appointed as a Class III director and will be eligible for re-election by stockholders in 2010 with all other directors who are serving as Class III directors.

In connection with Mr. Amaral’s appointment to the Board and audit committee, the Board affirmatively determined that Mr. Amaral qualifies as an “independent director” under the applicable requirements of The NASDAQ Global Market and as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission.

There is no agreement or understanding between Mr. Amaral and any other person pursuant to which he was appointed to the Board. Mr. Amaral is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S–K.

In connection with Mr. Amaral’s appointment to the Board, the Board granted Mr. Amaral a stock option to purchase 48,159 shares of the Company’s common stock. The number of shares granted to Mr. Amaral was determined pursuant to the Company’s equity compensation program for non-employee directors. Under this program, the Company expects to grant each new director who joins the Board an initial grant of non-qualified stock options having a Black-Scholes value of approximately $185,000, subject to a limitation approved by the Compensation Committee on July 24, 2008 restricting the initial grant to no more than 48,159 shares (the number of shares granted to each of the Company’s existing directors upon the completion of the Company’s initial public offering).

The option granted to Mr. Amaral was issued pursuant to the Company’s 2007 Equity Incentive Plan and has an exercise price equal to $3.90 per share, the closing sales price for the Company’s common stock as quoted on The NASDAQ Global Market on the date of grant. The option vests annually in arrears over three years with full acceleration upon the director’s disability or death or failure to be re-nominated for reelection to the board other than at the request of the director.

The Board also authorized the Company to enter into an indemnification agreement with Mr. Amaral on the same terms as the indemnification agreements that the Company entered into with its other directors. The Company’s form of indemnification agreement is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-144520), and is incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Amaral to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

(e)	Compensatory Arrangements of Certain Officers

On July 24, 2008, the Compensation Committee approved certain compensation related items for the Company’s principal executive officer, principal financial officer, and each of its other named executive officers as further described below, including: (i) awards under the Company’s Annual Cash Incentive Plan (the “ACIP”) for performance during the first half of 2008; and (ii) adoption of performance goals under the ACIP for the second half of 2008.

Under the Company’s ACIP, each participant, including each of the Company’s named executive officers, is assigned an at-plan award target equal to a percentage of the employee’s base salary during the plan period, with increasing payouts for the achievement of specified goals above plan. Part of the award target is based on the achievement of company goals and part is based on the achievement of individual goals. The entire ACIP bonus opportunity for Charles Harris and Rick Furtney is based on the achievement of company goals. For the Company’s other named executive officers, 75% of their ACIP bonus opportunity is based on the achievement of company goals, and 25% is based on the achievement of individual goals.

On July 24, 2008, the Compensation Committee approved award payments under the ACIP for the January 1, 2008 through June 30, 2008 plan period. For that plan period, the Compensation Committee awarded 105.75% credit for the achievement of the established company goals, including the achievement of certain goals above plan. With respect to the individual goals, the Compensation Committee awarded Brian McGee, William Earnshaw, and William Casby 100%, 97.5% and 50% credit, respectively, for the achievement of their individual goals. The Company will provide more detailed disclosure of the foregoing in the Compensation Discussion and Analysis section of its annual proxy statement for the required period.

The target cash incentive awards and the amounts actually earned by each named executive officer under the ACIP for the plan period of January 1, 2008 through June 30, 2008 are as follows:

Name and Principal Position	1H 2008 ACIP Target	1H 2008 ACIP Actual*
Charles E. Harris Chief Executive Officer and Chairman of the Board	$116,025	$122,696

Rick E. Furtney President and Chief Operating Officer	$70,125	$74,157

Brian T. McGee Senior Vice President and Chief Financial Officer	$48,960	$51,071

William E. Earnshaw Senior Vice President—Engineering and Operations	$42,840	$44,420

William P. Casby Vice President—Sales	$11,934	$10,957

*	On July 24, 2008, the Compensation Committee corrected a typographical error in a previously approved formula relating to the calculation of ACIP payouts for performance above plan for this plan period. This correction resulted in an increase of $6,350 in the aggregate amount earned by all Company employees under the ACIP for this plan period, including the named executive officers.

On July 24, 2008, the Compensation Committee also approved the target awards and company performance goals under the ACIP for the plan period of July 1, 2008 through December 31, 2008. The target awards are unchanged from the first half of 2008 and are as follows: 65% of base salary for Mr. Harris, 50% of base salary for Mr. Furtney, 40% of base salary for Mr. McGee, 40% of base salary for Mr. Earnshaw, and 12% of base salary for Mr. Casby. For this plan period, the company goals are as follows: 60% will be based on achieving targeted quarterly revenue and gross profit margins, 30% will be based on achieving specified engineering or production milestones, and 10% will be based on achieving select customer design wins.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Form of indemnification agreement for directors and executive officers (Incorporated by reference to the identical document filed as an exhibit to the Company’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-144520))

99.1	Press release, dated July 24, 2008, announcing the appointment of Walter D. Amaral to the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

By:	/s/ Brian T. McGee
Name:	Brian T. McGee
Title:	Senior Vice President and Chief Financial Officer

Date: July 29, 2008